EXHIBIT 21

                         Subsidiaries of the Registrant

                                         State of           Doing Business
Name of Subsidiary                       Incorporation           As
--------------------------------------- ----------------- ------------------
Bay Area Teleport, Inc.                   Delaware               --
Communications Buying Group, Inc.         Ohio                   --
Conticomm, Inc.                           Colorado               --
Fiber Optic Technologies of the
  Northwest, Inc.(formerly known as
  Fiber Optic Technologies of
  Oregon, Inc.)                          Oregon                  --
ICG Fiber Optic Technologies, Inc.       Colorado                --
ICG Access Services - Southeast, Inc.
  (formerly known as PrivaCom, Inc.)     Delaware                --
ICG Corporate Services, Inc.             Colorado                --
ICG Enhanced Services, Inc.              Colorado                --
ICG Equipment, Inc.                      Colorado                --
ICG Funding, LLC                         Delaware                --
ICG Holdings, Inc.
  (formerly known as IntelCom Group
  (U.S.A.), Inc.)                        Colorado                --
ICG Holdings-Canada, Inc.
  (formerly known as IntelCom Group
  Inc.)                                  Federal Canadian        --
ICG Investments, Inc.                    Colorado                --
ICG Leasing, Inc.                        Colorado                --
ICG Ohio LINX, Inc.                      Ohio                    --
ICG Satellite Services, Inc.
  (formerly known as Commden Ltd.
  and as ICG Wireless Services, Inc.)    Colorado                --
ICG Services, Inc.                       Delaware                --
ICG Southwest Holdings, Inc.             Colorado                --
ICG SWL, Inc.                            Colorado                --
ICG SWP, Inc.                            Colorado                --
ICG Telecom Canada, Inc.                 Federal Canadian        --
ICG Telecom Group, Inc.
  (formerly known as ICG Access
  Services, Inc.)                        Colorado                --
ICG Telecom of San Diego, L.P.           California              --
ICG Telecom Services, Inc.               Colorado                --
MarineSat Communications Network, Inc.
  (formally known as Maritime Cellular
  Tele-Network, Inc.)                    Delaware                --
Maritime Telecommunications Network,
  Inc.                                   Colorado                --
NETCOM On-Line Communication Services,
  Inc.                                   Delaware                --
Nova-Net Communications, Inc.            Colorado                --
PTI Harbor Bay, Inc.                     Washington              --
TDIJV, Inc.                              Colorado                --
Teleport Denver Ltd.                     Colorado                --
TransAmerican Cable, Inc.                Kentucky          MidAmerican Cable
UpSouth Corporation                      Georgia                 --
Zycom Corporation                        Alberta, Canada         --
Zycom Corporation                        Texas                   --
Zycom Network Services, Inc.             Texas                   --